HORIZON BANK

# Investor Presentation

Horizon Bancorp, Inc. (NASDAQ: HBNC)

Third Quarter Ended September 30, 2025

October 23, 2025

Beyond ordinary banking

Important Information Forward-Looking Statements This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: effects on Horizon’s business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade; uncertain conditions within the domestic and international macroeconomic environment, including trade policy, monetary and fiscal policy, and conditions in the investment, credit, interest rate, and derivatives markets, and their impact on Horizon and its customers; current financial conditions within the banking industry; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the aggregate effects of elevated inflation levels in recent years; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict and the Israel and Hamas conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. 2

# Third Quarter 2025

HORIZON BANK

## HIGHLIGHTS & POSITIVE MOMENTUM

- Exceeded financial and timing expectations of strategic Balance Sheet transformation
  - Well positioned to achieved top quartile performance in Q4 and full year 2026
  - Achieved lower-than-expected transactional costs related to the restructuring, resulting in stronger capital ratios
  - Positive impact of Indirect Auto disposition, and reduction of high-cost funding running ahead of projections
  - Timing of realization of financial benefits ahead of plan

- Additionally, Q3 continued the positive momentum of Horizon's premier community banking model
  - Eighth consecutive quarter of net interest margin expansion
    - September FTE NIM exceeding 4.00%
  - Quality Commercial loan growth of 7.0% LQA
  - Low NPA's with annualized net Charge-Offs of 0.07%
  - Tenured, granular deposit base across relationship-based Consumer and Commercial clients
  - Growing fee income platforms with upside potential
  - Track record of disciplined expense management expected to generate recurring positive operating leverage

| ($000S EXCEPT PER SHARE DATA) | 3Q25 | 2Q25 |
|---|---|---|
| **INCOME STATEMENT** | | |
| Net Interest Income | $58,386 | $55,355 |
| NIM (FTE)* | 3.52% | 3.23% |
| Provision for Credit Losses | $(3,572) | $2,462 |
| Non-Interest Income (Loss) | $(295,334) | $10,920 |
| Non-Interest Expense | $52,952 | $39,417 |
| Net Income (Loss) | $(221,990) | $20,644 |
| Diluted EPS | $(4.69) | $0.47 |
| **BALANCE SHEET (period end)** | | |
| Total Loans Held For Investment | $4,823,669 | $4,985,582 |
| Total Deposits | $5,520,901 | $5,699,757 |
| **CREDIT QUALITY** | | |
| NPA/Total Assets Ratio | 0.53% | 0.40% |
| Annualized Net Charge-Offs to Avg. Loans | 0.07% | 0.02% |

* Net Fully-Taxable Equivalent Interest Margin is a Non-GAAP measure. Please see appendix for reconciliations of non-GAAP information to its most comparable GAAP measures

3

# Balance Sheet Transformation Update

HORIZON BANK

## Completed as of September 30th

- Closed previously announced public offering of 7.1 million shares of Common Stock raising $98.6 million
- Closed previously announced $100 million in Subordinated Notes at 7.00% fixed until 2030
- Completed the sale of $1.7 billion of Investment Securities risk-weighted over 30%, and successfully redeployed $580 million yielding 5.27% on tax-equivalent basis with a near zero risk weighting
- Pre-paid $700 million in FHLB puttable advances, eliminating all sold optionality in borrowings
- Closed on the sale of $176 million of Indirect Auto Loans near the end of September, with an effective yield less than 4%
- Reduced non-core, higher-cost transactional deposits by ~$275 million

## 4Q Activities

- Redeemed $56.5 million of previously outstanding Subordinated Notes on October 1, which carried an effective cost of three-month SOFR + 549 basis points in the third quarter, or about 9.80%
- Planned outflow of the remaining ~$125 million in non-core, higher-cost transactional deposits

4

Strategically Focused Loan Growth Data as of most-recent quarter (MRQ) end unless stated otherwise. *Total Gross Loans Held for Investment (HFI), excludes Loans Held for Sale (HFS) 5 14% 16% 70% Consumer Residential Commercial H I G H L I G H T S & D E V E L O P M E N T S • Commercial Real Estate & C&I loans continue to deliver strong growth, which was offset during the quarter by the intentional run-off and ultimate sale of the lower-yielding Indirect Auto portfolio • Total loans declined $162 million or (3.25)% linked quarter* ◦ Excluding the Indirect Auto planned run-off and sale, total loans would have grown $48 million in the third quarter ◦ Continuing to maintain high credit quality and diverse Commercial and Consumer portfolios Total Loans* $4.8B MRQ end

Diversified Commercial Portfolio * The sum of Construction & Land Development Loans, Multifamily Property Loans, Non-Owner- Occupied Non-Farm Non-Residential Property Loans and loans to finance CRE not secured by Real Estate divided by Tier 1 Capital plus Allowance, as of June 30, 2025 ** UBPR Peer Group 3, as of June 30, 2025. *** Land Development and Spec Home Loans H I G H L I G H T S & D E V E L O P M E N T S • Commercial loan balances grew 7.0% LQA ◦ Quarter end balances up $58 million • Well balanced geographies, product mix and industry ◦ No segment exceeds 6.3% of total loans ◦ CRE represents 214%* of RBC versus 234% for peers** Data represents total loans HFI as of MRQ unless stated otherwise 6 27% 19% 14% 14% 8% 9% 9% Central Indiana West Michigan Southwest Michigan Northern Indiana Northern Michigan Eastern Michigan Other $m ill io ns Commercial Loans (period end) $2,914 $3,078 $3,182 $3,299 $3,357 $47 $34 $36 $39 $47 $809 $875 $919 $977 $990 $634 $667 $686 $705 $709 $1,424 $1,502 $1,541 $1,578 $1,611 Other*** C&I CRE (owner occ.) CRE (non-owner occ.) 3Q24 4Q24 1Q25 2Q25 3Q25 Geography $3.4B MRQ end 48% 21% 30% 1% CRE (non-owner occ.) CRE(Owner occ.) C&I Other*** MIX $3.4B MRQ end

Prime Consumer Portfolio H I G H L I G H T S & D E V E L O P M E N T S • Indirect Auto declined $210 million, reflecting the intentional run-off and eventual sale of $176 million in the quarter • Direct Consumer and Mortgage portfolios relatively flat • Remaining Consumer portfolio is primarily Home Equity, composed of higher credit quality borrowers with significant capacity to pay and well- collateralized loans 7Data represents total loans HFI as of MRQ unless stated otherwise HOME EQUITY MORTGAGE CREDIT SCORE 760 758 DEBT-TO-INCOME 32% 35% LOAN-TO-VALUE 67% 69% 53%39% 2% 6% Mortgage Home Equity Indirect Auto Direct Installment Mix $1.5B MRQ end $m ill io ns Consumer and Residential Loans (period end) $1,810 $1,769 $1,728 $1,686 $1,467 $801 $803 $802 $786 $784 $1,008 $966 $927 $901 $683 Residential Consumer 3Q24 4Q24 1Q25 2Q25 3Q25

Strong Asset Quality Metrics 8 *Includes all substandard loans and commercial and consumer non-performing loans $m ill io ns Substandard Loans* (period end) $59.8 $64.5 $66.7 $64.1 $63.2 1.24% 1.33% 1.36% 1.29% 1.31% Substandard Loans Substandard Loans / Loans HFI 3Q24 4Q24 1Q25 2Q25 3Q25 $m ill io ns Non-Performing Loans (period end) $24.4 $27.0 $30.4 $26.4 $31.0 0.51% 0.56% 0.62% 0.53% 0.64% Commercial Resi Real Estate Consumer NPLs / Loans HFI 3Q24 4Q24 1Q25 2Q25 3Q25 $m ill io ns Net Charge Offs $0.4 $0.6 $0.9 $0.3 $0.8 0.03% 0.05% 0.07% 0.02% 0.07% Commercial Resi Real Estate Consumer Annualized NCOs/ Av. Loans 3Q24 4Q24 1Q25 2Q25 3Q25 Allowance for credit Losses (period end) $52.9 $52.0 $52.7 $54.4 $50.2 1.10% 1.07% 1.07% 1.09% 1.04% ACL ACL / Loans HFI 3Q24 4Q24 1Q25 2Q25 3Q25

Data as of period end unless stated otherwise Relationship Based Core Deposits 9 H I G H L I G H T S & D E V E L O P M E N T S • Consumer and Commercial Deposits ◦ Positive momentum in core relationships and balances ◦ Treasury management team investments making a positive impact • Public Deposits ◦ Reduced high-cost, transactional balances by ~$275 million during the third quarter, as part of the balance sheet repositioning ◦ Focus will remain on primary bank relationships that find value in Horizon’s full suite of banking services $m ill io ns Stable Consumer and Commercial Deposits 19.0% 19.0% 19.6% 19.7% 20.3% 59.7% 61.6% 58.8% 59.4% 58.0% 21.3% 19.4% 21.6% 20.9% 21.7% Non-Int Bearing% Interest Bearing% Time% 3Q24 4Q24 1Q25 2Q25 3Q25 $m ill io ns Deposits $5,727 $5,601 $5,766 $5,700 $5,521 83.9% 87.8% 85.2% 87.5% 87.4% Total Deposits Loans/Deposits 3Q24 4Q24 1Q25 2Q25 3Q25 $1,086 $3,421 $1,221 $1,065 $3,447 $1,089 $1,245 $3,393 $1,127 $1,193 $3,385 $1,121 $1,200 $3,198 $1,123

Net Interest Margin Expansion * Net Fully-Taxable Equivalent Interest Margin is a Non-GAAP measure. 10 Net Interest Margin 2.42% 2.50% 2.64% 2.66% 2.97% 3.04% 3.23% 3.52% Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 2.00% 2.50% 3.00% 3.50% 4.00% H I G H L I G H T S & D E V E L O P M E N T S • 8 consecutive quarters of FTE NIM* expansion driven by strategic efforts to reposition the Balance Sheet in accretive, higher yielding earning assets and lower cost core funding through several specific initiatives: ◦ Three separate investment portfolio sales, all aimed at repositioning the asset base and deleveraging the Balance Sheet ◦ Disposition of Non-Core Assets with the sale of the Mortgage Warehouse business and the Indirect Auto portfolio ◦ Refocused the funding base on relationship-based Deposits, reduced borrowings by over $1 billion and de-emphasizing non-relationship public deposit balances • September FTE NIM exceeded 4.00%

11 Securities Portfolio Transformation Improved Earning Assets Mix 27% 13% 73% 87% Inv Sec All Other Earning Assets 2Q25 3Q25 Improved Liquidity - 100% of Securities Now In AFS 11% 100%89% AFS HTM 2Q 25 3Q25 Lower Capital Utilization - Portfolio RWA Significantly Lower 33% 17% 2Q 25 3Q 25 RWA Risk weight of Q3 purchases was < 4%

# Non-Interest Income

HIGHLIGHTS & DEVELOPMENTS

- Well diversified income stream continued to perform well in Q3, led by:
  - Strength in service charges and interchange fees reflective of growth in core client base and seasonal market activity
  - Mortgage revenue benefiting from a more effective sales program and talent upgrades
- 3Q25 results were impacted by specific items related to the Balance Sheet repositioning:
  - $299.1 million loss on the sale of Investment Securities
  - $7.7 million loss on the sale of the Indirect Auto portfolio in "Other Income". Auto sale also reflected a $3.1 million release of the associated allowance through the Provision for Credit Losses



$millions
$11.5
$1.2
$2.0
$1.4
$3.5
$3.4
3Q24
$0.6
$1.4
$1.3
$3.4
$3.4
4Q24*
$39.1
-$29.0
$16.5
$7.6
$1.5
$1.3
$3.2
$3.3
- $0.4
1Q25**
$10.9
$1.4
$1.6
$1.3
$3.4
$3.3
2Q25
$1.6
$1.4
$3.5
$3.5
3Q25
-$6.6
$299.1
-$295.3
Service & wire transfer fees
Interchange fees
Fiduciary activities
Mortgage related income
All Other
Gain (loss) on securities sales

Data as of MRQ unless stated otherwise.

* 4Q24 includes the pre-tax loss of $39.1MM on the sale of $332.2MM in Available-For-Sale ("AFS") securities as part of a balance sheet repositioning in October 2024.

** 1Q25 includes the pre-tax gain of $7.0MM from the sale of its Mortgage Warehouse business and a $0.4MM loss from the sale of a single investment security.

12

# Non-Interest Expense

HORIZON BANK

HIGHLIGHTS & DEVELOPMENTS

- Excluding the items noted below, non-interest expense was roughly flat linked quarter and remains a top strategic priority for management
- Non-Interest expense in the third quarter was impacted by the following expenses directly related to the balance sheet repositioning efforts:
  - $12.7 million of FHLB prepayment penalties
  - $0.9 million of various other expenses that will not carry forward, primarily in "outside services and consultants"

## Non-Interest Expense



$39.3
$17.5
$21.8
$44.8
$19.3
$25.6
$39.3
$0.3
$16.6
$22.4
$39.4
$16.7
$22.7
$53.0
$12.7
$17.6
$22.7
3Q24
4Q24
1Q25
2Q25
3Q25
Salaries & Employee Benefits
All Other Non-Interest Expense
Merger Related Expenses
FHLB Prepayment Penalty

Data as of MRQ unless stated otherwise.

13

Strong Capital Position * The tangible common equity to tangible common assets (TCE/TA) ratio and tangible book value per share (TBVPS) are non-GAAP measures. Please see appendix for reconciliations of non-GAAP information to its most comparable GAAP measures. ** Preliminary estimate – may be subject to change 14 TCE/TA* 7.83% 8.19% 8.37% 7.60% $13.68 $13.96 $14.32 $9.76 4Q24 1Q25 2Q25 3Q25 Leverage Ratio 8.88% 9.25% 9.59% 8.22% 4Q24 1Q25 2Q25 3Q25** CET 1 Ratio 11.00% 11.32% 11.48% 10.19% 4Q24 1Q25 2Q25 3Q25** Total RBC Ratio 13.91% 14.26% 14.44% 15.03% 4Q24 1Q25 2Q25 3Q25**

Q4 2025 Guidance Summary Loans (HFI) • Period-end total loans HFI to grow mid-single-digits on an annualized basis, from Q3 balances • Growth primarily in higher-yielding commercial loans Deposits & Funding • Period-end total deposit balances to decline low-single-digits, primarily related to remaining transition of higher-cost deposit balances Non-FTE NII & FTE NIM • Q4 non-FTE net interest income growth in the high-single-digits when compared with Q3 actual • Average earning assets slightly below $6 billion, post remaining balance sheet activities • FTE NIM in the range of 4.15%-4.25%, which includes two 25 basis point cuts, in October and December Non-Interest Income • Q4 non-interest income to approximate $11 million Non-Interest Expense • Q4 non-interest expense to approximate $40 million, which includes about $0.7 million related to the write-off of the unamortized issuance costs on the 2020 subordinated debt issuance that was repaid in October Effective Tax Rate • Q4 effective tax rate in the range of 18.0% - 20.0% 15

Appendix

# Diverse Commercial Lending Portfolio

STRONG AND TRADITIONAL COMMERCIAL LENDING

- Multi-family represents 6.3% of loans
  - No major metros outside Indiana and Michigan, other than Columbus, OH
  - Zero rent regulated/stabilized originated or in portfolio
  - $2.0 million average loan size
- Non-owner-occupied office represents 4.0% of total loans
  - All in Indiana and Michigan
  - $1.4 million average loan size
- Nursing Home and Assisted Living Facilities represents 2.0% of loans

| COMMERCIAL LOANS BY INDUSTRY | 09/30/2025 Balance | % of Commercial Portfolio | % of Total Loan Portfolio |
|---|---|---|---|
| Lessors - Residential Multi | 304 | 9.6 % | 6.3 % |
| NOO- Warehouse/Industrial | 250 | 7.9 % | 5.2 % |
| Health Care, Educational Social Assist. | 251 | 7.9 % | 5.2 % |
| NOO- Office (except medical) | 195 | 6.2 % | 4.0 % |
| NOO- Retail | 171 | 5.4 % | 3.5 % |
| Manufacturing | 162 | 5.1 % | 3.4 % |
| Individuals and Other Services | 151 | 4.8 % | 3.1 % |
| Lessors Student Housing | 148 | 4.7 % | 3.1 % |
| NOO- Motel | 144 | 4.5 % | 3.0 % |
| Restaurants | 125 | 3.9 % | 2.6 % |
| Real Estate Rental & Leasing | 118 | 3.7 % | 2.4 % |
| Construction | 116 | 3.7 % | 2.4 % |
| Finance & Insurance | 107 | 3.4 % | 2.2 % |
| NOO- Mini Storage | 104 | 3.3 % | 2.2 % |
| NOO- Medical Office | 97 | 3.1 % | 2.0 % |
| Nursing Home and Assisted Living Facilities | 96 | 3.0 % | 2.0 % |
| Retail Trade | 93 | 2.9 % | 1.9 % |
| Wholesale Trade | 76 | 2.4 % | 1.6 % |
| Lessors - Residential 1-4 | 72 | 2.3 % | 1.5 % |
| Professional & Technical Services | 65 | 2.1 % | 1.3 % |
| Transportation & Warehousing | 63 | 2.0 % | 1.3 % |
| Government | 56 | 1.8 % | 1.2 % |
| Leisure and Hospitality | 49 | 1.5 % | 1.0 % |
| Farm Land | 29 | 0.9 % | 0.6 % |
| Agriculture | 22 | 0.7 % | 0.5 % |
| NOO- Uncategorized NOO | 22 | 0.7 % | 0.5 % |
| Administrative Services | 20 | 0.6 % | 0.4 % |
| Development Loans | 19 | 0.6 % | 0.4 % |
| Other | 47 | 1.5 % | 1.0 % |
| Total | $ 3,172 | 100.0 % | 66.8 % |

Data as of most-recent quarter (MRQ) unless stated otherwise.

17

Use of Non-GAAP Financial Measures Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non-GAAP financial measures relating to net income, diluted earnings per share, pre-tax, pre- provision net income, net interest margin, tangible stockholders’ equity and tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity, and return on average tangible equity. In each case, we have identified special circumstances that we consider to be non-recurring and have excluded them. Horizon believes these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to one-time costs and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non-GAAP information identified herein and its most comparable GAAP measures. 18

Non-GAAP Reconciliation 19 Three Months Ended September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 Interest income (GAAP) (A) $ 92,836 $ 91,477 $ 89,175 $ 93,350 $ 90,888 Taxable-equivalent adjustment: Investment securities - tax exempt (1) 1,218 1,619 1,646 1,675 1,677 Loan receivable (2) 379 382 383 395 340 Interest income (non-GAAP) (B) $ 94,433 $ 93,478 $ 91,204 $ 95,420 $ 92,905 Interest expense (GAAP) (C) 34,450 36,122 36,908 40,223 43,978 Net interest income (GAAP) (D) =(A) - (C) $ 58,386 $ 55,355 $ 52,267 $ 53,127 $ 46,910 Net FTE interest income (non-GAAP) (E) = (B) - (C) $ 59,983 $ 57,356 $ 54,296 $ 55,197 $ 48,927 Average interest earning assets (F) $ 6,766,742 $ 7,125,467 $ 7,234,724 $ 7,396,178 $ 7,330,263 Net FTE interest margin (non-GAAP) (G) = (E*) / (F) 3.52% 3.23% 3.04% 2.97% 2.66% (1) The following represents municipal securities interest income for investment securities classified as available-for-sale and held-to-maturity (2) The following represents municipal loan interest income for loan receivables classified as held for sale and held for investment *Annualized Non–GAAP Reconciliation of Net Fully-Taxable Equivalent ("FTE") Interest Margin (Dollars in Thousands, Unaudited)

Non-GAAP Reconciliation 20 Three Months Ended September 30, June 30, March 31, December 31, September 30, 2025 2025 2025 2024 2024 Total stockholders' equity (GAAP) (A) $ 660,771 $ 790,852 $ 776,061 $ 763,582 $ 754,822 Intangible assets (end of period) (B) 163,097 163,803 164,618 165,434 166,278 Total tangible common equity (non-GAAP) (C) = (A) - (B) $ 497,674 $ 627,049 $ 611,443 $ 598,148 $ 588,544 Total assets (GAAP) (D) 6,712,496 7,652,051 7,628,636 7,801,146 7,927,457 Intangible assets (end of period) (B) 163,097 163,803 164,618 165,434 166,278 Total tangible assets (non-GAAP) (E) = (D) - (B) $ 6,549,399 $ 7,488,248 $ 7,464,018 $ 7,635,712 $ 7,761,179 Tangible common equity to tangible assets (Non-GAAP) (G) = (C) / (E) 7.60% 8.37% 8.19% 7.83% 7.58 % Non-GAAP Reconciliation of Tangible Common Equity to Tangible Assets (Dollars in Thousands. Unaudited)

Non-GAAP Reconciliation 21 Three Months Ended September 30, June 30, March 31, December 31, September 30, 2025 2025 2025 2024 2024 Total stockholders' equity (GAAP) (A) $ 660,771 $ 790,852 $ 776,061 $ 763,582 $ 754,822 Intangible assets (end of period) (B) 163,097 163,803 164,618 165,434 166,278 Total tangible common equity (non-GAAP) (C) = (A) - (B) $ 497,674 $ 627,049 $ 611,443 $ 598,148 $ 588,544 Common shares outstanding (D) 50,971 43,802 43,786 43,722 43,712 Tangible book value per common share (non-GAAP) (E) = (C) / (D) $ 9.76 $ 14.32 $ 13.96 $ 13.68 $ 13.46 Non-GAAP Reconciliation of Tangible Book Value Per Share (Dollars in Thousands. Unaudited)

Thank you John R. Stewart, CFA® Executive Vice President & Chief Financial Officer 515 Franklin Street, Michigan City, IN 46360 219-814-5833 Investor.HorizonBank.com